Exhibit 4.10

           AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

     THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this "Agreement") is entered into as of January 15, 1999, by and between I-LINK INCORPORATED, a Florida corporation (the "Company"), and WINTER HARBOR, L.L.C., a Delaware limited liability company (the "Investor").

     WHEREAS, the Company and the Investor entered into a Registration Rights Agreement dated as of October 10, 1997 (the "Original Agreement") pursuant to which the Company granted certain rights with respect to shares of the Company's Series M Participating Convertible Preferred Stock (the "Series M Preferred") and the Common Stock issuable upon conversion thereof and shares of Common Stock issuable upon exercise of the warrants issued to the Investor pursuant to a Securities Purchase Agreement (the "Securities Purchase Agreement"), dated as of September 30, 1997; and

     WHEREAS, the Company has entered into a Series D, E, F, G, H, I and J Warrant Agreement and a Series K Warrant Agreement with Investor; and

     WHEREAS, the Company has entered into an Agreement (the "Additional Agreement"), dated as of the date hereof, with Investor providing, in relevant part, for the conversion of certain loans between the Company and the Investor into Series M Preferred and for the issuance to Investor of certain warrants to acquire 11,740,000 shares of the Common Stock of the Company (the "Additional Warrants" and, together with the Series D, E, F, G, H, I, J and K Warrants, the "Warrants"); and

     WHEREAS, the Company has agreed to enter into this Agreement and to amend and restate the Original Agreement to grant the same rights with respect to shares of Common Stock issuable upon (i) exercise of the Warrants,
(ii) conversion of the additional shares of Series M Preferred issuable pursuant to the Additional Agreement and (iii) any other shares of Common Stock of the Company which the Investor holds or may obtain in any manner at any time hereafter (the "Additional Shares");

     NOW, THEREFORE, in consideration of the foregoing and of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending legally to be bound, hereby agree as follows:

                                 ARTICLE 1
                                DEFINITIONS

     As used herein, the following terms shall have the following respective meanings:

          1.1 "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

          1.2 The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in
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compliance with the Securities Act, and the Commission's declaration or ordering of the effectiveness of such registration statement.

          1.3  "Registrable Securities" shall mean (i) all shares of Series
M Preferred at any time held by the Investor, whether issued to the Investor pursuant to the Securities Purchase Agreement, the Additional Agreement or otherwise, (ii) all shares which haven't been previously registered of the Company's Series N Convertible Preferred Stock (the "Series N Preferred") at any time held by the Investor, whether issued to the Investor pursuant to the Loan Agreement dated as of the date hereof between the Investor and the Company, the Rights Offering required pursuant to such Loan Agreement or otherwise, (iii) any other shares of preferred stock of the Company at any time held by the Investor, (iv) any and all shares of Common Stock of the Company issued or issuable upon the exercise of the Warrants, the exercise of any other warrants issued at any time by the Company to the Investor or the conversion of the Series M Preferred, the Series N Preferred or any other preferred stock of the Company held by the Investor (iv) all Additional Shares, and (v) all securities of the Company issued or issuable with respect to any securities referred to in clauses (i), (ii), (iii) and (iv) above, upon any stock split, stock dividend, reclassification, recapitalization or similar event, but excluding from the foregoing clauses (i), (ii), (iii) and
(iv) shares that (y) have been sold to or through a broker, dealer or underwriter in a public distribution or a public securities transaction, or
(z) are then eligible to be sold without limitation, pursuant to Rule 144(k) promulgated under the Securities Act (or any similar successor provision thereto), and the holder of such shares is not then an "affiliate" of the Company within the meaning of such Rule 144(k) (and has not been such an affiliate for the preceding three months); to the extent that such holder is an "affiliate" of the Company within the meaning of Rule 144, such that such holder's shares of underlying Common Stock are not eligible to be sold pursuant to Rule 144(k) without limitation, such shares of underlying Common Stock shall remain Registrable Securities.

          1.4 "Registration Expenses" shall mean all expenses, except Selling Expenses, incurred by the Company in complying with Articles 2, 3 and 4 hereof and in effecting any registration described therein, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of legal counsel and accountants for the Company, fees and disbursements of one legal counsel for the selling shareholders, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

          1.5 "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          1.6 "Selling Expenses" shall mean all underwriting fees, discounts, selling commissions and stock transfer taxes applicable to the Registrable Securities registered by the Investor.

                                 ARTICLE 2
                          REQUESTED REGISTRATION

          2.1 Request for Registration. The Investor may request, in writing, that the Company effect a registration or qualification with respect
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to all or part of the Registrable Securities.  In the event the Company shall receive from the Investor such a written request, the Company will:

               (a) use its best efforts to effect such registration or qualification as soon as practicable (including, without limitation, undertaking to file post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws, and undertaking to effect appropriate compliance with applicable regulations issued under the Securities Act, and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request; provided, however, that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Article 2:

                     (i) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

                     (ii) After the Company has effected four such requested registrations pursuant to this Article 2 (not including registrations on Form S-3), each such registration has been declared or ordered effective, and the securities offered pursuant to each such registration have been sold; or

                     (iii) If the Company then meets the eligibility requirements applicable to the use of Form S-3 in connection with such registration and is able to effect such requested registration pursuant to
Article 4 hereof.

               (b) Subject to the foregoing clauses (i) through (iii), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request of the Investor; provided, however, that if the Company shall furnish to the Investor a certificate signed by the chief executive officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed as a result of a pending corporate transaction, the Company shall have the right to defer such filing for a period of not more than 90 days after receipt of the request of the Investor, provided, however, that the Company shall not be permitted to exercise such deferral right under this Section 2.1(b) or
Section 4.1(c) hereof more than once in any 365-day period.

     2.2  Underwriting.

          (a) The distribution of the Registrable Securities covered by the request of the Investor may, at the option of the Investor, be effected by means of an underwritten offering.

          (b) If the Investor elects to sell Registrable Securities pursuant to an underwritten offering, the Company and the Investor shall enter into an underwriting agreement in customary form with a managing underwriter of nationally recognized standing selected for such underwriting by the Investor, subject to the approval of the Company, which will not be unreasonably withheld or delayed. Notwithstanding any other provision of
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this Article 2, if the managing underwriter advises the Investor in writing that marketing factors require a limitation of the number of shares to be underwritten, then the underwriters may exclude shares requested to be included in such registration; provided, however, that the Investor shall have first claim on the number of shares of Registrable Securities that may be included in the registration. No Registrable Securities excluded from the underwriting by reason of the managing underwriter's marketing limitation shall be included in such registration.

          (c) If the Investor disapproves of the terms of the underwriting, the Investor may elect to withdraw therefrom by written notice to the Company and the managing underwriter. The Registrable Securities so withdrawn shall also be withdrawn from registration.

     2.3 Inclusion of Shares by Company. If the managing underwriter for an underwritten offering has not limited the number of Registrable Securities to be underwritten, the Company may include securities for its own account or for the account of others in such registration if the managing underwriter so agrees and if the number of Registrable Securities held by the Investor which would otherwise have been included in such registration and underwriting will not thereby be limited. The inclusion of such shares shall be on the same terms as the registration of shares held by the Investor. In the event that the underwriters exclude some of the securities to be registered, the securities to be sold for the account of the Company and any other holders shall be excluded in their entirety prior to the exclusion of any Registrable Securities held by the Investor.

                                 ARTICLE 3
                          COMPANY REGISTRATION

     3.1 Notice of Registration to the Investor. If at any time or from time to time the Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders, other than (i) a registration relating solely to employee benefit plans on Form S-8 (or any successor form), (ii) a registration relating solely to a Commission Rule 145 transaction on Form S-4 (or any successor form) or (iii) a registration on Form S-3 relating to a "Rights Offering" of the Company's Series N Preferred Stock, the Company will:

          (a) promptly give to the Investor written notice thereof; and


          (b) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within 15 days after receipt by the Investor of such written notice from the Company described in Section 3.1(a).

     3.2 Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Investor as a part of the written notice given pursuant to Section 3.1(a). In such event, the right of the Investor to registration pursuant to this Article 3 shall be conditioned upon the Investor's participation in such underwriting and the inclusion of the Investor's Registrable Securities in the underwriting to the extent provided herein. If the Investor proposes to distribute its securities through such underwriting, it shall (together with the Company) enter into an underwriting
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agreement in customary form with the managing underwriter selected for such underwriting by the Company.

          (a) Notwithstanding any other provision of this Article 3, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the underwriter may exclude some or all Registrable Securities from such registration and underwriting. The Company shall so advise the Investor, and the number of shares of Common Stock to be included in such registration shall be allocated as follows: first, for the account of the Company, all shares of Common Stock proposed to be sold by the Company; second, for the account of the Investor participating in such registration, the number of shares of Common Stock requested to be included in the registration by the Investor at the time of filing the registration statement, and third, for the account of any other shareholders of the Company participating in such registration, the number of shares of Common Stock requested to be included in the registration by such other shareholders in proportion, as nearly as practicable, to the respective amounts of Common Stock that are proposed to be offered and sold by such other shareholders of Common Stock at the time of filing the registration statement. No Registrable Securities excluded from the underwriting by reason of the underwriters' marketing limitation shall be included in such registration.

          (b) The Company shall advise the Investor of any such limitation and of the number of shares of Registrable Securities held by the Investor that may be included in the registration and underwriting at the time of filing the registration statement. If the Investor disapproves of the terms of any such underwriting, the Investor may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

          (c) The Company shall have the right to terminate or withdraw any registration initiated by it under this Article 3 prior to the effectiveness of such registration, whether or not the Investor has elected to include securities in such registration.

                                 ARTICLE 4
                         REGISTRATION ON FORM S-3

     4.1  Request for Registration.

          (a) In addition to the rights set forth in Articles 2 and 3 hereof, if the Investor requests that the Company file a registration statement on Form S-3 (or any successor to Form S-3) for a public offering of shares of Registrable Securities in which the reasonably anticipated aggregate price to the public, net of underwriting discounts and fees, would exceed $500,000 and the Company is a registrant entitled to use Form S-3 (or any successor form to Form S-3) to register such shares for such an offering, the Company shall use its best efforts to cause such shares to be registered for the offering as soon as practicable on Form S-3 (or any such successor form to Form S-3).

          (b) Notwithstanding the foregoing, the Company shall not be obligated to take any action pursuant to this Article 4:

               (i) in any particular jurisdiction in which the Company
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would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

               (ii) more than once in any twelve-month period.

          (c) Subject to the foregoing clauses (i) and (ii), the Company shall file a registration statement on Form S-3 covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request of the Investor; provided, however, that if the Company shall furnish to the Investor a certificate signed by the chief executive officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders, as the result of a pending corporate transaction, for such registration statement to be filed on or before the date filing would be required, and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for a period of not more than 90 days after receipt of the request of the Investor (provided, however, that the Company shall not be permitted to exercise such deferral right under this Section 4.1(c) or
Section 2.1(b) hereof more than once in any 365-day period).

     4.2  Underwriting.

          (a) The distribution of the Registrable Securities covered by the registration on Form S-3 shall be effected by means of the method of distribution selected by the Investor. If such distribution is effected by means of an underwriting, the right of the Investor to registration pursuant to this Article 4 shall be conditioned upon the Investor's participation in such underwriting, if any, and the inclusion of the Investor's Registrable Securities in such underwriting.

          (b) If the distribution of the Registrable Securities pursuant to this Section 4.2 is effected by means of an underwriting, the Company and the Investor shall enter into an underwriting agreement in customary form with a managing underwriter of nationally recognized standing selected for such underwriting by the Investor. Notwithstanding any other provision of this Article 4, if the managing underwriter advises the Investor in writing that marketing factors require a limitation of the number of shares to be underwritten, then the underwriters may exclude some or all of the shares requested to be included in such registration, provided, however, that the Investor shall have first claim on the number of shares of Registrable Securities that may be included in the registration. No Registrable Securities excluded from the underwriting by reason of the managing underwriter's marketing limitation shall be included in such registration.

          (c) If the distribution of the Registrable Securities pursuant to this Section 4.2 is effected by means of an underwriting and if the Investor disapproves of the terms of the underwriting, the Investor may elect to withdraw therefrom by written notice to the Company and the managing underwriter. The Registrable Securities and/or other securities so withdrawn shall also be withdrawn from registration.

     4.3 Inclusion of Shares by Company. If the distribution of the Registrable Securities pursuant to this Article 4 is effected by means of an
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underwriting and if the managing underwriter has not limited the number of
Registrable Securities to be underwritten, the Company may include securities for its own account or for the account of others in such registration if the managing underwriter so agrees and if the number of Registrable Securities held by the Investor requesting registration on Form S-3 which would otherwise have been included in such registration and underwriting will not thereby be limited. The inclusion of such shares shall be on the same terms as the registration of shares held by the Investor requesting such registration. In the event that the underwriters exclude some of the securities to be registered on Form S-3, the securities to be sold for the account of the Company and any other holders shall be excluded in their entirety prior to the exclusion of any Registrable Securities held by the Investor.

                                 ARTICLE 5
                         EXPENSES OF REGISTRATION

     All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Articles 2, 3 or 4 shall be borne by the Company. Selling Expenses attributable to the sale of Registrable Securities by the Investor shall be borne by the Investor.

                                 ARTICLE 6
                          REGISTRATION PROCEDURES

     In the case of each registration or qualification effected by the Company pursuant to this Agreement, the Company will keep the Investor advised in writing as to the initiation of each registration and qualification and as to the completion thereof. At its expense, the Company will:

          (a) Keep such registration or qualification effective and current for a period of 180 days (or such longer period as may be necessary to accommodate the filing of amendments or supplements necessary to comply with the Securities Act) or until the Investor has completed the distribution described in the registration statement relating thereto, whichever first occurs;

          (b) Furnish such number of prospectuses and other documents incident thereto as the Investor from time to time may reasonably request;

          (c) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Investor or any managing underwriter for the distribution of the Registrable Securities covered by the registration statement; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdiction;

          (d) Use its best efforts to cause all Registrable Securities covered by the registration statement to be listed or accepted for quotation on a national securities exchange or automated quotation system;

          (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. The
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Investor participating in such underwriting shall also enter into and perform its obligations under such an agreement;

          (f) Subject to receiving reasonable assurances of confidentiality, for a reasonable period after the filing of such registration statement, and throughout each period during which the Company is required to keep a registration effective, make available for inspection by the Investor, and any underwriters, and their respective counsel, such financial and other information and books and records of the Company, and cause the officers, directors, employees, counsel and independent certified public accountants of the Company to respond to such inquiries as shall be reasonably necessary, in the judgment of such counsel, to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act;

          (g) Notify the Investor, at any time when a prospectus relating thereto covered by such registration statement is required to be delivered under the Securities Act, of the occurrence of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and

          (h) Promptly notify the Investor and any underwriters, and confirm such advice in writing, (i) when such registration statement or the prospectus included therein or any prospectus amendment or supplement or post-effective amendment has been filed, and, with respect to such registration statement or any post-effective amendment, when the same has become effective, (ii) of any comments by the Commission, by the National Association of Securities Dealers Inc. ("NASD"), and by the blue sky or securities commissioner or regulator of any state with respect thereto or any request by any such entity for amendments or supplements to such registration statement or prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or the initiation or threatening of any proceedings for that purpose, (iv) if at any time the representations and warranties of the Company cease to be true and correct in all material respects, and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities covered by the registration statement for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

                                 ARTICLE 7
                             INDEMNIFICATION

     7.1 The Company will indemnify the Investor, each of its officers, directors, members, partners, shareholders, employees and agents, and each person controlling any such persons within the meaning of Section 15 of the Securities Act, with respect to which registration or qualification has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on (i) any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular

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or other document, or any amendment or supplement thereof, incident to any such registration or qualification, or (ii) any omission (or alleged omission) to state therein, a material fact required to be stated therein or necessary to make the statements therein, not misleading, or (iii) any violation (or alleged violation) by the Company of any rule or regulation promulgated under the Securities Act or any state securities laws applicable to the Company and relating to action or inaction by the Company in connection with any such registration or qualification, and will reimburse the Investor, each of its officers, directors, members, partners, shareholders, employees and agents, and each person controlling any such persons, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by the Investor or underwriter and expressly intended for use in such registration statement, prospectus, offering circular or other document, or any amendment or supplement thereof. Expenses (including attorneys' and accountants' fees) incurred in defending a civil or criminal claim, action, suit, or proceeding shall be paid by the Company in advance of the final disposition of the matter upon receipt of an undertaking satisfactory to the Company by or on behalf of any person or entity entitled to indemnification pursuant to this
Section 7.1 to repay such amount if such person or entity is ultimately determined not to be entitled to indemnity.

     7.2  The Investor will, if Registrable Securities held by the
Investor are included in the securities as to which such registration or qualification is being effected, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, and each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on (i) any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance or (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such directors, officers, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular, other document or amendment or supplement in reliance upon and in conformity with written information furnished to the Company by the Investor and expressly intended for use in such registration statement, prospectus, offering circular or other document, or any amendment or supplement thereof; provided, however, that the obligations of the Investor hereunder shall be limited to an amount equal to the net proceeds to the Investor from the sale of Registrable Securities sold pursuant to registration as contemplated herein.
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     7.3  Each party entitled to indemnification under this Section 7
(the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party, whose approval shall not unreasonably be withheld. The Indemnified Party may participate in such defense at such party's expense; provided, however, that the Indemnifying Party shall bear the expense of such defense of the Indemnified Party if representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest. The failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, unless such failure is materially prejudicial to the ability of the Indemnifying Party to defend the action. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation.

     7.4 If the indemnification provided for in Section 7.1 or 7.2 is unavailable or insufficient to hold harmless an Indemnified Party, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of the expenses, claims, losses, damages or liabilities (or actions or proceedings in respect thereof) referred to in
Section 7.1 or 7.2, in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the sellers of Registrable Securities on the other hand in connection with statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) or expenses, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the sellers of Registrable Securities and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Investor agree that it would not be just and equitable if contributions pursuant to this Section 7.4 were to be determined by pro rata allocation (even if all sellers of Registrable Securities were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this Section 7.4. The amount paid by an Indemnified Party as a result of the expenses, claims, losses, damages or liabilities (or actions or proceedings in respect thereof) referred to in the first sentence of this Section 7.4 shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any claim, action or proceeding which is the subject of this Section 7.4. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of sellers of Registrable Securities to contribute pursuant to this Section 7.4 shall be several in proportion to the respective amount of Registrable Securities sold by them pursuant to a registration statement.
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                                 ARTICLE 8
                           INFORMATION BY INVESTOR

     The Investor holding Registrable Securities included in any registration shall furnish in writing to the Company such information regarding the Investor and the distribution proposed by the Investor as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration or qualification referred to in this Agreement.

                                 ARTICLE 9
                            RULE 144 REPORTING

     With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of securities of the Company to the public without registration, at such time as a public market exists for the Common Stock of the Company, the Company agrees to:

     9.1 Make and keep public information available as those terms are understood and defined in Rule 144 under the Securities Act, at all times; and

     9.2 Use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), at any time that it is subject to such reporting requirements; and

     9.3 So long as the Investor owns any Registrable Securities, furnish to the Investor forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144, and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as the Investor may reasonably request in availing itself of any rule or regulation of the Commission allowing the Investor to sell any such securities without registration.

                                ARTICLE 10
                       TRANSFER OF REGISTRATION RIGHTS

     The rights to cause the Company to register securities granted to the Investor under Articles 2, 3 and 4 hereof may be assigned in connection with any permitted transfer or assignment of the Investor's Registrable Securities. All transferees and assignees of the rights to cause the Company to register securities granted to the Investor under Articles 2, 3 and 4 hereof, as a condition to the transfer of such rights, shall agree in writing to be bound by the agreements set forth herein.

                                ARTICLE 11
                    LIMITATIONS ON REGISTRATION RIGHTS
                       GRANTED TO OTHER SECURITIES

     11.1 Existing Registration Rights. The Company covenants, warrants and represents that:

          (a) The registration rights of the Company's Class B
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Preferred Stock ("Class B"), Class C Preferred Stock ("Class C") and Series
D Preferred Stock ("Series D") are subordinated in all respects to the rights of holders of the Series M Preferred in any offering made under Articles 2, 3 or 4 herein. The registration rights of holders of the Company's capital stock acquired after the date hereof shall be subordinated in all respects to the rights of holders of the other Registrable Securities in any offering made under Articles 2, 3 or 4 herein.

          (b) If holders of Class B, Class C and/or Series D shares request registration under circumstances similar to those in Articles 2, 3 or 4 hereof (a "Requested Registration"), the Company shall:

               (i) promptly give to the Investor written notice thereof;

               (ii) include in any Requested Registration (and any qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within 15 days after receipt of such written notice from the Company described in Section 11.1(b)(i) by the Investor;

               (iii) pay any Registration Expenses related to the Registrable Securities included in the Requested Registration; and

               (iv) upon expiration of the 15-day period prescribed in
Section 11.1(b)(ii), promptly give each holder of Class B, Class C and/or Series D written notice of the number of Registrable Securities to be included in the Requested Registration and that if the underwriters exclude some of the securities to be registered, the securities to be sold for any Class B, Class C or Series D holder shall be excluded in their entirety prior to the exclusion of any Registrable Securities.

     11.2 Additional Registration Rights. The parties hereto agree that additional holders of capital stock of the Company providing new financing to the Company may, in connection with the Company's obtaining such new financing, be granted registration rights subordinate to those granted herein, with respect to any or all securities of the Company held by them; provided, however, that from and after the date of this Agreement, the Company shall not without the prior written consent of the Investor, enter into any agreement with any holder or prospective holder of any securities of the Company providing for the grant to such holder of registration rights superior to those granted herein.

                                ARTICLE 12
                              MISCELLANEOUS

     12.1 Aggregation.   Shares of capital stock of the Company owned by
partnerships and corporations having substantially common ownership interests or managed by the same principals and owned by individual investors affiliated with one another may be aggregated for the purposes of calculating the aggregate percentage of capital stock of the Company owned by the Investor and any permitted transferee hereunder.

     12.2 Waivers and Amendments. With the written consent of the Company and the Investor, the obligations and rights of the Company and the Investor under this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely) or amended. This Agreement or any provision hereof may be amended, waived, discharged or terminated only by a statement in writing signed by the party against which enforcement of the amendment, waiver, discharge or termination is sought, except to the extent provided in this Section 12.2.

     12.3 Damages. The Company recognizes and agrees that the Investor will not have an adequate remedy if the Company fails to comply with the provisions of this Registration Rights Agreement regarding registration and that damages will not be readily ascertainable, and the Company expressly agrees that, in the event of such failure, the Company shall not oppose an application by the Investor, or any other person entitled to the benefits of these provisions, requiring specific performance of any provisions hereof or enjoining the Company from continuing to commit any such breach of such provisions.

     12.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed entirely within the state without regard to principles of conflicts of law.

     12.5 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

     12.6 Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof.

     12.7 Notices. All notices, requests, consents, and other communications hereunder shall be in writing and shall be deemed effectively given and received upon delivery in person, or one business day after delivery by national overnight courier service or by telecopier transmission with acknowledgment of transmission receipt, or three business days after deposit via certified or registered mail, return receipt requested, in each case addressed as follows:

                  if to the Company:

                  I-Link Incorporated
                  13751 South Wadsworth Park Drive
                  Suite 200
                  Draper, Utah  84020
                  Attention:  John W. Edwards, President
                  Telecopier: 801-576-5075

                  with a copy to:

                  David E. Hardy, Esq.
                  60 E. South Temple
                  Suite 2200
                  Salt Lake City, Utah 84111
                  Telecopier: (801) 364-6664

                  if to the Investor, at the address shown in the records of the Company.

or, in any such case, at such other address or addresses as shall have been furnished in writing by such party to the others.

     12.8 Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

     12.9 Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

     12.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together constitute one instrument.

                         [SIGNATURE PAGE FOLLOWS]








































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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                         I-LINK INCORPORATED



                              By: /s John Edwards
                                  John Edwards, President



                         WINTER HARBOR, L.L.C.

                              By: First Media, L.P., its General Manager/Member

                                  By: First Media Corporation, its sole General
                                      Partner

                                  By: /s Ralph W. Hardy Jr.
                                      Ralph W. Hardy Jr., Secretary


































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